UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 11, 2016

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

Prior to the execution by SFX Entertainment, Inc. (the “Company”) of the Restructuring Support Agreement disclosed in its Current Report on Form 8-K, dated as of February 1, 2016 (the “Restructuring Support Agreement”), the Company and its advisors shared certain non-public information regarding the Company (the “Non-Public Information”) with certain holders of the Company’s 9.625% Second Lien Secured Notes Due 2019 (the “Restricted Parties”).  The Non-Public Information was shared with the Restricted Parties and their advisors on and after November 23, 2015, pursuant to a series of confidentiality agreements entered into between the Company and the Restricted Parties (the “Confidentiality Agreements”), in connection with discussions and negotiations between the Restricted Parties and the Company.  Those discussions and negotiations ultimately resulted in the execution of the Restructuring Support Agreement, by and among the Company and substantially all of the Company’s wholly-owned domestic subsidiaries and two foreign holding company subsidiaries, on behalf of themselves and their respective domestic and controlled foreign subsidiaries and controlled affiliates, certain of the Restricted Parties, and Mr. Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer.  As of February 1, 2016, the Confidentiality Agreements have expired pursuant to their terms, and the Company is making the disclosure set forth in this Current Report under the requirements set forth in the Confidentiality Agreements.

The information furnished as Exhibit 99.1 to this Current Report was prepared, in the case of Parts A and B, solely by the Company or its advisors, and in the case of Part C, solely by the financial advisor to the Restricted Parties based solely on information prepared and provided by the Company or its advisors. The information furnished as Exhibit 99.1 to this Current Report was prepared solely in connection with the Restricted Parties’ evaluation of a potential transaction with the Company and at the request of the Restricted Parties and is furnished herein only because it was provided to the Restricted Parties. The information was not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts.

The Company defines adjusted EBITDA as net income (loss) before other income (loss), interest expense, income taxes, depreciation and amortization, equity-based compensation expense, non-recurring litigation costs, expenses and transaction costs, and other non-recurring items. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. The Company presents adjusted EBITDA to provide investors with supplemental information regarding financial results and operating performance and it should not be used as an indicator of, or an alternative to, net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing or financing activities (as determined in accordance with GAAP) or as a measure of the Company’s ability to meet cash needs.  The Company believes that adjusted EBITDA provides useful information to investors and others in understanding and evaluating operating results in the same manner as the Company’s management and board of directors. The use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of operating results as reported under GAAP.  Because of these and other limitations, you should consider adjusted EBITDA alongside other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and other GAAP financial results.

The projections included in the information furnished as Exhibit 99.1 to this Current Report do not purport to present financial condition in accordance with accounting principles generally accepted in the United States. The Company’s registered public accounting firm has not examined, compiled, reviewed, or otherwise applied any procedures to the projections and, accordingly, did not and do not express an opinion or any other form of assurance or comfort with respect to the projections.  While they may be presented with numeric specificity, the projections reflect numerous assumptions made by the Company’s management and its advisors with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, may have been valid at the time generated, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the projections have proven or will prove accurate.

It is expected that there will be differences between actual and projected results. The differences may be material due to the occurrence of unforeseen events that occurred subsequently to the preparation of the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable predictor of future events and the projections should not be relied upon as such. Neither the Company nor its representatives (i) have made or make any representation to any person regarding the Company’s ultimate performance compared to the projections or (ii) undertake any obligation to update the projections to reflect changes in circumstances after the date on which the Company originally made the projection or to reflect the expectation of varying future events, even if any or all of the assumptions underlying the projections are shown to be in error.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

99.1	Non-public information furnished with this Current Report.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: February 11, 2016	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director